Exhibit 99.1

ImmuCell

ImmuCell Announces Preliminary, Unaudited Sales Results for Q1 of 2025

For Immediate Release

PORTLAND, Maine – April 8, 2025 – ImmuCell Corporation (Nasdaq: ICCC) (“ImmuCell” or the “Company”), a growing animal health company that develops, manufactures and markets scientifically proven and practical products that improve the health and productivity of dairy and beef cattle, today announced preliminary, unaudited sales results for the first quarter of 2025.

Since the first quarter of 2020, the Company has been providing a preliminary look at its unaudited top line results soon after the close of the quarter. The Company expects to continue providing this prompt, preliminary report on product sales until further notice going forward.

Preliminary, Unaudited Total Sales Results:
	2025	2024	$ Increase	% Increase
During the Three-Month Periods Ended March 31,	$8.1 million	$7.3 million	$0.8 million	11%

During the Six-Month Periods Ended March 31,	$15.8 million	$12.4 million	$3.5 million	28%

During the Twelve-Month Periods Ended March 31,	$27.3 million	$21.3 million	$6.0 million	28%

During the first quarter of 2025, the Company recorded its all-time quarterly sales record, exceeding the previous all-time high mark set during the fourth quarter of 2024 by 4%. The strong sales during the first quarter of 2025 helped, in part, reduce the backlog of orders to $4.0 million as of March 31, 2025, from $4.4 million as of December 31, 2024. Sales recorded during both the six-month and twelve-month periods ended March 31, 2025 also set all-time records for those periods.

“Any amount of backlog is too much because it means we are not fully meeting customer demand, but the level of production output and sales achieved during the last six months does demonstrate a strong improvement in our performance compared to 2023 and the first nine months of 2024,” commented Michael F. Brigham, President and CEO of ImmuCell. During the three-month period ended March 31, 2025, annualized sales were approximately 108% of the Company’s estimated full capacity of approximately $30 million per year. During the six-month period ended March 31, 2025, annualized sales were approximately 105% of the Company’s estimated full capacity of approximately $30 million per year. This full capacity estimate was set as a goal during 2023 and 2024 as the Company’s capital investments in facilities and equipment to increase production capacity was coming online and when production output was limited by certain contamination events. Pushing production output hard, without contamination, and with improving yields and selling prices, is raising the total production capacity bar.

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As previously disclosed by the Company in its Annual Report on Form 10-K that was filed on March 28, 2025 and in a press release dated April 2, 2025, the Company is initiating Investigational Product use of Re-Tain® to test market acceptance of the product through a controlled launch. This exciting initiative reflects the innovative nature of this novel product and its safety profile and allows us to utilize available inventory before shelf-life expiration to collect critical product performance data. This opportunity is not, however, expected to generate significant revenue or profit. The Company made its Non-Administrative New Animal Drug Application (NADA) submission, that included its fourth submission of the CMC Technical Section, together with the minor technical sections covering All Other Information and Product Labeling during early January of 2025. Clearing inspectional observations at the facilities of the Company’s contract manufacturer is still the critical path constraint to NADA approval.

Conference Call:

The Company is planning to host a conference call on Thursday, May 15, 2025 at 9:00 AM ET to discuss the unaudited financial results for the quarter ended March 31, 2025. Interested parties can access the conference call by dialing (844) 855-9502 (toll free) or (412) 317-5499 (international) at 9:00 AM ET. A teleconference replay of the call will be available until May 22, 2025 at (877) 344-7529 (toll free) or (412) 317-0088 (international), utilizing replay access code #4755970. Investors are encouraged to review the Company’s Corporate Presentation slide deck that provides an overview of the Company’s business and is available under the “Investors” tab of the Company’s website at www.immucell.com, or by request to the Company. An updated version of the slide deck is expected to be made available after the market closes on Wednesday, May 14, 2025.

About ImmuCell:

ImmuCell Corporation’s (Nasdaq: ICCC) purpose is to create scientifically proven and practical products that improve the health and productivity of dairy and beef cattle. ImmuCell manufactures and markets First Defense®, providing Immediate Immunity™ to newborn dairy and beef calves, and is in the late stages of developing Re-Tain®, a novel treatment for subclinical mastitis in dairy cows without FDA-required milk discard or pre-slaughter withdrawal label restrictions that provides an alternative to traditional antibiotics. Press releases and other information about the Company are available at: http://www.immucell.com.

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Cautionary Note Regarding Forward-Looking Statements (Safe Harbor Statement):

This Press Release and the statements to be made in the related conference call referenced herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and will often include words such as “expects”, “may”, “anticipates”, “aims”, “intends”, “would”, “could”, “should”, “will”, “plans”, “believes”, “estimates”, “targets”, “projects”, “forecasts”, “seeks” and similar words and expressions. Such statements include, but are not limited to, any forward-looking statements relating to: our plans, goals and strategies for our business; projections of future financial or operational performance; the timing and outcome of pending or anticipated applications for regulatory approvals and pending or anticipated regulatory inspections of our facilities and those of our contract manufacturers; future demand for our products; future adoption of Re-Tain® by dairy producers; growth in acceptance of our First Defense® product line by dairy and beef producers; the impact of international disputes (including Russia’s invasion of Ukraine and unrest in the Middle East) on the world economy including inflation and the price and availability of grain and oil; the impact of the global supply-chain disruptions on our ability to obtain, in a timely and cost-effective fashion, all the supplies and components we need to produce our products; the impact of inflation and rising interest rates on our operating expenses and financial results; the scope and timing of ongoing and future product development work and commercialization of our products; future costs of product development efforts; future incidence rates of subclinical mastitis and producers’ level of interest in treating subclinical mastitis; the expected efficacy of new products; estimates about the market size for our products; future market share of and revenue generated by current products and products still in development; our ability to increase production output and reduce costs of goods sold per unit; the adequacy of our own manufacturing facilities or those of third parties with which we have contractual relationships to meet demand for our products on a timely basis; the impacts of backlogs on customer relationships; the efficacy of our contamination remediation efforts; whether or not we will experience future contamination events; the anticipated costs of (or time to complete) planned expansions of our manufacturing facilities and the adequacy of our funds available for these projects; the robustness of our manufacturing processes to meet future demand and related technical issues; estimates about our future production capacity, efficiency and yield; the salability of products currently held in inventory pending regulatory approval; future regulatory requirements relating to our products; future expense ratios and margins; the future consequences and effectiveness of our investments in our business; future compliance with, or waivers of, bank debt covenants; anticipated changes in our manufacturing capabilities and efficiencies; our future effectiveness in competing against competitors within both our existing and our anticipated product markets; projections about depreciation expense and its impact on income for book and tax return purposes; and any other statements that are not historical facts. These statements are intended to provide management’s current expectations of future events as of the date of this earnings release, are based on management’s estimates, projections, beliefs and assumptions as of the date hereof; and are not guarantees of future performance. Such statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, financial or operational performance or achievements to be materially different from those expressed or implied by these forward-looking statements, including, but not limited to, those risks and uncertainties relating to: difficulties or delays in development, testing, regulatory approval, production and marketing of our products (including the First Defense® product line and Re-Tain®), competition within our anticipated product markets, customer acceptance of our new and existing products, product performance, alignment between our manufacturing resources and product demand (including the consequences of backlogs), uncertainty associated with the timing and volume of customer orders as we come out of a prolonged backlog, adverse impacts of supply chain disruptions on our operations and customer and supplier relationships, commercial and operational risks relating to our current and planned expansion of production capacity, and other risks and uncertainties detailed from time to time in filings we make with the Securities and Exchange Commission (SEC), including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K. Such statements involve risks and uncertainties and are based on our current expectations, but actual results may differ materially due to various factors. In addition, there can be no assurance that future risks, uncertainties or developments affecting us will be those that we anticipate. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:	Michael F. Brigham, President and CEO

ImmuCell Corporation

(207) 878-2770

Joe Diaz, Robert Blum and Joe Dorame

Lytham Partners, LLC

(602) 889-9700

iccc@lythampartners.com

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